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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.      )

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☐ Soliciting Material Pursuant to §240.14a-12
EAST WEST BANCORP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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East West Bancorp, Inc.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD SEPTEMBER 20, 2002

Dear Stockholder:

        Stockholders of record as of August 9, 2002 are given notice and encouraged to vote on the following proposals:

  1.
  An amendment to East West Bancorp's Certificate of Incorporation to increase the number of authorized shares of common stock from 50,000,000 to 100,000,000;

  2.
  Approval of East West Bancorp's Performance-Based Bonus Plan;

  3.
  Amendment to East West Bancorp's 1998 Incentive Stock Plan to increase the number of available shares, to prohibit repricing and below fair market value grants, and for other matters; and

  4.
  The transaction of any other business that may properly come before the meeting.

        The Board of Directors has approved these items, subject to stockholder approval, and encourages stockholders to vote FOR these proposals.

        I urge you to sign, date, and promptly return the enclosed proxy in the enclosed postage-paid envelope.

        To complete this vote, the Company will hold a special meeting of stockholders at 8:00 a.m. on September 20, 2002, at the corporate offices of the Company at 415 Huntington Drive, San Marino, California.

        Please note that the only items on the agenda for this meeting will be voting on these three proposals. Other than matters directly relating to the proposals, management will be making no presentations at the special meeting.

        If you decide to attend this special meeting and vote in person, you are of course welcome to do so.

        On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of the Company.

By order of the Board of Directors

DOUGLAS P. KRAUSE Executive Vice President, General Counsel and Corporate Secretary

San Marino, California
August 14, 2002

East West Bancorp, Inc.
415 Huntington Drive
San Marino, California 91108
(626) 583-3500

PROXY STATEMENT
For
SPECIAL MEETING OF STOCKHOLDERS
To be held September 20, 2002

GENERAL INFORMATION

        We are furnishing this Proxy Statement to you in connection with the solicitation of proxies by the Board of Directors ("Board of Directors") of East West Bancorp, Inc. for use at its special meeting ("Meeting") of the stockholders ("Stockholders") to be held on September 20, 2002 at its offices at 415 Huntington Drive, San Marino, California, at 8:00 a.m. and at any postponement or adjournment thereof. This Proxy Statement and the enclosed proxy card ("Proxy") are first being mailed to Stockholders on or about August 16, 2002. Only Stockholders of record on August 9, 2002 ("Record Date") are entitled to vote in person or by proxy at the Meeting or any adjournment thereof. East West Bancorp's principal executive offices are at 415 Huntington Drive, San Marino, CA 91108.

Matters to be Considered

        The matters to be considered and voted upon at the Meeting will be:

  1.
  An amendment to East West Bancorp's Certificate of Incorporation to increase the number of authorized shares of common stock from 50,000,000 to 100,000,000;

  2.
  Approve East West Bancorp's Performance-Based Bonus Plan;

  3.
  An amendment to East West Bancorp's 1998 Incentive Stock Plan to increase the number of available shares, to prohibit repricing and below fair market value grants, and for other matters; and

  4.
  The transaction of any other business that may properly come before the meeting.

Costs of Solicitation of Proxies

        This solicitation of Proxies is made on behalf of the Board of Directors of East West Bancorp and East West Bancorp will bear the costs of solicitation. The expense of preparing, assembling, printing and mailing this Proxy Statement and the materials used in this solicitation of Proxies also will be borne by East West Bancorp. It is contemplated that Proxies will be solicited principally through the mail, but directors, officers and regular employees of East West Bancorp may solicit Proxies personally or by telephone. Although there is no formal agreement to do so, East West Bancorp may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding these proxy materials to their principals. Although it does not currently intend to do so, East West Bancorp may pay for and utilize the services of other individuals or entities not employed by or affiliated with it in connection with the solicitation of Proxies.

Outstanding Securities and Voting Rights; Revocability of Proxies

        The authorized capital of East West Bancorp consists of 50,000,000 shares of common stock, par value $.001 per share ("Common Stock"), of which 23,727,715 shares were issued and outstanding on the Record Date, and 5,000,000 shares of serial preferred stock, par value $.001 per share, of which no shares were issued and outstanding on the Record Date. A majority of the outstanding shares of Common Stock constitutes a quorum for the conduct of business at the Meeting. Abstentions will be treated as shares present and entitled to vote for purposes of determining the presence of a quorum. Each Stockholder is entitled to one vote, in person or by proxy, for each share of Common Stock standing in his or her name on the books of East West Bancorp as of the Record Date on any matter submitted to the Stockholders.

        Proposal No. 1, the amendment to the certificate of incorporation, requires the affirmative vote of a majority of the Company's outstanding shares. Proposals No. 2 and 3, the adoption of the Performance-Based Bonus Plan and the amendment of the 1998 Stock Incentive Plan, and, unless otherwise required by law, the Certificate of Incorporation, or Bylaws, other proposals that may properly come before the meeting require the affirmative vote of the majority of shares present in person or by proxy at the meeting and entitled to vote.

        A Proxy for use at the Meeting is enclosed. The Proxy must be signed and dated by you or your authorized representative or agent. You may revoke a Proxy at any time before it is exercised at the Meeting by submitting a written revocation to the Secretary of East West Bancorp at 415 Huntington Drive, San Marino, California 91108, a duly executed proxy bearing a later date or by voting in person at the Meeting. If you plan to attend the meeting and vote in person, we will provide you a ballot on which you can vote. However, if your shares are held in the name of a broker, bank or other nominee, you must bring a power of attorney from your nominee in order to vote at the meeting.

        If you hold your Common Stock in "street name" and you fail to instruct your broker or nominee as to how to vote your Common Stock, your broker or nominee may, in its discretion, vote your Common Stock to approve the proposal to increase the authorized shares of common stock, but may not vote on the proposal to amend the 1998 Stock Incentive Plan or to approve the Performance-Based Bonus Plan. Broker non-votes will be counted for the purpose of determining the presence of a quorum, but will not be counted for purposes of determining the number of votes cast on the proposal to approve the Performance-Based Bonus Plan or the amendment to the Stock Incentive Plan. Abstentions will have the effect of a vote against the three proposals. Street holders that have instructed their brokers to vote their shares must follow directions from the broker in order to change their vote or to vote at the meeting.

        Unless revoked, the shares of Common Stock represented by properly executed Proxies will be voted in accordance with the instructions given thereon. In the absence of any instruction in the Proxy, your shares of Common Stock will be voted "FOR" the three proposals set forth herein.

        The enclosed Proxy confers discretionary authority with respect to matters incident to the Meeting. If any other matters are presented at the meeting, your proxy will be voted in accordance with the recommendation of the Board of Directors or, if no recommendation is given, by the proxyholder at his or her discretion.

BENEFICIAL STOCK OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

        The following table sets forth the beneficial ownership of East West Bancorp common stock as of the Record Date by (i) each person known to East West Bancorp to own more than 5% of the outstanding Common Stock, (ii) the directors and nominees for director of East West Bancorp, (iii) the Chief Executive Officer and the four other executive officers of East West Bancorp and its subsidiaries whose total annual compensation in 2001 exceeded $100,000 (the "Named Executive Officers"), and (iv) all executive officers and directors of East West Bancorp and its subsidiaries, as a group:

	Common Stock
Name and Address Of Beneficial Owner	Number of Shares Beneficially Owned		Percent Of Class
Westfield Capital Management Co. Inc. One Financial Center Boston, MA 02111	1,606,910	(3)	6.77%
Dominic Ng	871,144	(4)	3.67%
Julia Gouw	360,662	(5)	1.52%
Herman Li	16,250	(6)	*
Jack Liu	17,500	(7)	*
James Miscoll	16,405	(8)	*
Keith Renken	12,250	(9)	*
Douglas Krause	57,585	(10)	*
Donald Chow	16,960	(11)	*
Michael Lai	4,182	(12)	*
All Directors and Executive Officers, as a group (9 persons)	1,372,938	(13)	5.79%

*
Less than 1%.

(1)
Except as otherwise noted and except as required by applicable community property laws, each person has sole voting and disposition powers with respect to the shares.

(2)
Shares which the person (or group) has the right to acquire within 60 days after the Record Date are deemed to be outstanding in calculating the ownership and percentage ownership of the person (or group).

(3)
Based on Schedule 13(G) filed with the Securities and Exchange Commission on January 16, 2002.

(4)
730,175 of these shares are unexercised exercisable options held by Mr. Ng.

(5)
211,925 of these shares are unexercised exercisable options held by Ms. Gouw. 14,000 of such shares are owned by the Gouw Family Foundation of which Ms. Gouw is trustee; 300 shares are owned by family members for whom Ms. Gouw has voting power; Ms. Gouw disclaims any beneficial interest in such shares.

(6)
6,250 of these shares are unexercised exercisable options held by Mr. Li.

(7)
12,500 of these shares are unexercised exercisable options held by Mr. Liu. 5,000 of these shares are owned by Yuan Yi Tsui, the wife of Mr. Liu; Mr. Liu disclaims any beneficial ownership in such shares.

(8)
6,250 of these shares are unexercised exercisable options held by Mr. Miscoll.

(9)
6,250 of these shares are unexercised exercisable options held by Mr. Renken.

(10)
10,300 of these shares are unexercised exercisable options held by Mr. Krause.

(11)
7,800 of these shares are unexercised exercisable options held by Mr. Chow.

(12)
4,050 of these shares are unexercised exercisable options held by Mr. Lai.

(13)
Included in this amount are 995,500 unexercised exercisable stock options for all directors and executive officers as a group.

COMPENSATION OF DIRECTORS

        Employees of East West Bancorp and its subsidiaries are not compensated for service as directors of East West Bancorp or its subsidiaries. Nonemployee directors receive an annual retainer of $10,000, plus $1,000 for each Board and committee meeting attended; in addition, the chairman of each board committee receives a $3,000 annual retainer. The committee chair receives an additional $200 for each committee meeting attended. Non-employee directors are also eligible participants under the terms of the Stock Incentive Plan. During the year ended December 31, 2001, pursuant to East West Bancorp's Stock Incentive Plan, Messrs. Li, Liu, Miscoll and Renken received 5,000 options to purchase Common Stock at an exercise price of $24.34 per share; all of these options vest at the rate of 25% per year on each anniversary of the grant.

COMPENSATION OF EXECUTIVE OFFICERS

        Summary Compensation Table.    It is expected that until the officers of East West Bancorp begin to devote significant time to the separate management of East West Bancorp and East West Bank, which is not expected to occur until such time as East West Bancorp becomes actively involved in additional businesses, the officers will only receive compensation for services as officers and employees of East West Bank, and no separate compensation will be paid for their services to East West Bancorp. The following table sets forth the name and compensation of the Named Executive Officers for the fiscal years ended December 31, 2001, 2000, and 1999:

Long-term Compensation
Name and principal position	Year	Annual Salary(1)	Annual Bonus	Restricted Stock Awards($)(2)	Number of Stock Options Granted	All Other Compensation(3)
Dominic Ng Chairman, President, and Chief Executive Officer	2001 2000 1999	$498,353 479,755 477,000	$600,000 500,000 393,000	— — 14,260	200 500 —	$32,620 43,550 59,447
Julia Gouw Executive Vice President, Chief Financial Officer and Director	2001 2000 1999	$222,269 215,496 207,333	$210,000 200,000 180,000	— — 1,969	200 500 —	$26,554 35,075 19,038
Douglas Krause Executive Vice President, General Counsel, and Corporate Secretary	2001 2000 1999	$155,189 149,099 143,371	$85,000 100,000 90,000	— — 1,363	15,200 500 —	$9,043 16,885 5,938
Donald Chow Executive Vice President, and Director of Commercial Lending	2001 2000 1999	$150,681 143,144 121,768	$60,000 45,000 65,000	— — 1,147	10,200 500 —	$17,650 14,475 7,500
Michael Lai General Manager, Northern California	2001 2000 1999	$144,764 29,750 —	$50,000 6,000 —	— — —	200 16,000 —	$743 — —

(1)
Includes compensation deferred at election of executive and the year upon which such compensation was earned.

(2)
Dividends are paid on all restricted shares at the same rate and time as on common shares. The number and aggregate value of restricted stock holdings as of December 31, 2001 for the Named Executives are as follows: Dominic Ng—14,260 shares valued at $367,195; Julia Gouw—1,969 shares valued at $50,702; Douglas Krause—1,363 shares valued at $35,097; and Don Chow—1,147 shares valued at $29,535.

(3)
Represents employer contributions to the 401(k) Plan, unused vacation pay, automobile allowances, and financial planning services. The named executive officers are also provided with certain group life, health, medical and other non-cash benefits generally available to all salaried employees.

Option Grants

        The following stock options were granted during 2001 to the Named Executives pursuant to East West Bancorp's Stock Incentive Plan.

Option/SAR Grants in the Last Fiscal Year

Name	Number of Options Granted(1)	Percent of Total Options Granted to Employees in FY 2001		Exercise Price ($/Share)		Expiration Date	Grant Date Present Value (2)
Dominic Ng	200	0.05%			$23.3700	9/17/2011		$1,640
Julia Gouw	200	0.05%			$23.3700	9/17/2011		$1,640
Douglas Krause	15,200 200	3.83 0.05	% %	$ $	24.1875 23.3700	1/16/2011 9/17/2011	$ $	123,000 1,640
Donald Chow	10,200 200	2.56 0.05	% %	$ $	24.1875 23.3700	1/16/2011 9/17/2011	$ $	82,000 1,640
Michael Lai	200	0.05%			$23.3700	9/17/2011		$1,640

(1)
The options were granted pursuant to the Stock Incentive Plan which is described herein. The options become exercisable in annual installments of 25% on each of the first, second, third and fourth anniversary dates of the grant. The options may be exercised at any time prior to their expiration by tendering the exercise price in cash, check or in shares of stock valued at fair market value on the date of exercise. In the event of a change in control (as defined), the options will become exercisable in full. The options may be amended by mutual agreement of the optionee and East West Bancorp.

(2)
The estimated present value at grant date of options granted during fiscal year 2001 has been calculated using the Black-Scholes option pricing model, based upon the following assumptions: estimated time until exercise of 5 years; a risk-free interest rate of 4.6%, representing the interest rate on a U.S. government zero-coupon bond with a maturity corresponding to the estimated time until exercise; a volatility rate of 34.7%; and a dividend yield of 1.2%, representing the current $0.0675 per share annualized dividends divided by the fair market value of the common stock on the date of grant. The approach used in developing the assumptions upon which the Black-Scholes valuation was done is consistent with the requirements of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation."

Option Exercises and Holdings

        The following table sets forth certain information concerning options held by the Named Executives under East West Bancorp's Stock Incentive Plan:

Aggregated Option Exercises During Fiscal Year 2001
Option Values on December 31, 2001

			Number of Unexercised Options at December 31, 2001		Value of Unexercised In-the-Money Options at December 31, 2001
Name	Shares Acquired On Exercise	Value Realized
			Exercisable	Unexercisable	Exercisable	Unexercisable
Dominic Ng	150,000	$2,025,000	652,531	268,044	$10,276,629	$4,216,816
Julia Gouw	75,000	$1,015,000	192,593	89,732	$3,032,605	$1,408,402
Douglas Krause	12,500	$185,938	6,375	21,825	$99,672	$126,054
Donald Chow	5,000	$70,750	2,625	13,075	$40,609	$59,179
Michael Lai	—	—	4,000	12,200	$27,250	$82,226

Securities Authorized for Issuance under Equity Compensation Plans

        The following table provides information as of December 31, 2001 regarding equity compensation plans under which equity securities of East West Bancorp were authorized for issuance.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants,and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in Column (a)) (c)
Equity compensation plans approved by security holders	2,332,326	$14.88	758,036
Equity compensation plans not approved by security holders	0	0	0
Total	2,332,326	$14.88	758,036

Employment and Change of Control Agreements

        East West Bank has entered into employment agreements with certain of its executive officers intended to ensure that the Bank will be able to maintain a stable and competent management base. The Bank entered into an employment agreement with its CEO, Mr. Ng, in June 1998 in connection with the sale of the Bank by its prior stockholders. This employment agreement provides for a three-year term, which extends automatically unless written notice of non-renewal is given by the Board of Directors after conducting a performance evaluation. In addition to a base salary and bonus to be determined annually, the agreements provide for, among other things, participation in stock benefit plans and other fringe benefits applicable to executive personnel and four weeks paid vacation per year. In the event the Bank chooses to terminate Mr. Ng's employment for any reasons other than for cause (as defined in the agreements), or in the event of Mr. Ng's resignation from the Bank upon (i) failure to re-elect him to his current offices; (ii) a material change in his functions, duties or responsibilities; (iii) a relocation of his principal place of employment by more than 25 miles; (iv) liquidation or dissolution of the Bank; (v) a breach of the agreement by the Bank; and (vi) his death or permanent disability; Mr. Ng, or, in the event of death, his beneficiary, would be entitled to receive an amount equal to the greater of (i) the remaining payments due to the Executive and the contributions that would have been made on the Executive's behalf to any employee benefit plans of the Bank during the remaining term of the agreement or (ii) three times the preceding taxable year's base compensation. In addition, Mr. Ng will be entitled to an additional payment to the extent the Executive is subject to an excise tax because such severance benefits constitute "excess parachute payments," defined in the Internal Revenue Code of 1986, as amended (the "Code"). In general, under the Code, an "excess parachute payment" is the amount by which payments contingent on a change in ownership or control exceed three times the employee's average annual compensation over five years. Certain other executives have contracts providing that should they be terminated without cause or, for certain executives, should they resign for good reason, including a detrimental change in responsibilities or a reduction in salary or benefits, the Bank shall pay such executive a designated lump sum. The payments range from six months to three years of base salary plus certain benefits and bonuses.

        If all employment agreements were terminated without cause following a change in control, such executive officers would be entitled to receive payments, which are estimated to have an aggregate value of approximately $6.3 million at June 30, 2002. Although the above-described employment agreements could increase the cost of any acquisition of control of East West Bancorp or East West Bank, management does not believe that the terms thereof would have a significant anti-takeover effect.

Proposal No. 1
Amendment to Certificate of Incorporation to Increase Authorized Shares

        The Company's Certificate of Incorporation currently authorizes the issuance of 50,000,000 shares of common stock and 5,000,000 shares of preferred stock. The Board of Directors is recommending an amendment to increase the number of authorized shares of common stock to 100,000,000. The Board approved this increase at its meeting on July 17, 2002, subject to the approval of the Company's stockholders.

        As of August 9, 2002, 27,528,875 of the 50,000,000 common shares have been used or reserved for use as follows: 23,727,715 issued and outstanding shares; 2,696,257 shares subject to issuance upon the exercise of stock options and warrants; and 54,903 shares reserved for future issuance under our stock option plan and employee stock purchase plan. An additional 1,050,000 shares are proposed to be reserved under the amendment to the 1998 Stock Incentive Plan described below in Proposal No. 3. This leaves 22,471,125 shares authorized but unissued shares of common stock available for future use.

        Increasing the number of authorized shares of common stock will give the Company greater flexibility for stock splits and stock dividends, issuances under employee benefit plans, financings, corporate mergers and acquisitions and other general corporate purposes. Having this additional authorized capital stock available for future use will allow the Company to issue additional shares of common stock without the expense and delay of a special meeting of stockholders. The additional shares would then be available for issuance unless shareholder approval action is required by applicable law or under the rules of any stock exchange on which the Company's common stock may then be listed to list the additional shares.

        In particular, a long-term goal of the Company is to increase retail stock ownership among customers and among the local community as a way to increase synergies between the business of the Company and the owners of the Company. The company's stock price has risen from $9.625, the closing price when it was first listed on the NASDAQ National Market on February 8, 1999 to $35.55 as of August 9, 2002. The Board believes that a stock split or stock dividend, if effected, would result in a market price that could be more attractive to a broader spectrum of investors and therefore should benefit both the Company and its stockholders.

        Stockholders' current ownership of common stock will not give them automatic rights to purchase any of the additional authorized shares. Any future issuances of additional authorized shares of common stock may, among other things, have a dilutive effect on earnings per share of common stock and on the equity and voting rights of those holding common stock at the time the additional authorized shares are issued.

        We have not proposed the increase in the authorized number of shares with the intention of using the additional shares for anti-takeover purposes, although one of the effects of the amendment may be to enable the Board to issue shares of common stock in a manner that might have the effect of discouraging or making it more difficult for a third party to acquire control of the Company by means of a merger, tender offer, proxy contest or otherwise that is not favored by the Board of Directors, and as a result protect the continuity of present management. For example, without further stockholder approval, the Board of Directors could strategically sell shares of common stock in a private transaction to purchasers who would oppose a takeover or favor the current Board of Directors. Such additional shares also could be used to dilute the stock ownership of persons seeking to obtain control of the Company. However, the Board of Directors is not presenting the proposal to amend the Certificate of Incorporation for anti-takeover purposes and is not aware of any effort to accumulate the Company's common stock or to obtain control of the Company by means of a merger, tender offer, solicitation in opposition to management or otherwise.

        The Company is not presently negotiating with anyone concerning the issuance or use of any of the additional authorized shares of common stock and the Company has no present arrangements, understanding or plans concerning the issuance or use of any of the additional authorized shares.

        If the proposed amendment to the Certificate of Incorporation is approved by the stockholders, it will become effective on the date upon which the amendment to the Certificate is filed with the Delaware Secretary of State. The proposal is to amend Section 1 of Article VI of the Certificate of Incorporation to read as follows:

  Section 1. The total number of shares of all classes of capital stock which the Corporation has authority to issue is 105,000,000 as follows: (a) 100,000,000 of common stock, $.001 par value per share ("Common Stock"), and (b) 5,000,000 of preferred stock, $.001par value per share ("Preferred Stock").

The Board of Directors recommends that stockholders vote FOR this proposal. Proxies solicited by the Board of Directors will be so voted unless stockholders specify otherwise in their proxies.

Proposal No. 2
Approval of the Performance-Based Bonus Plan

        The Board of Directors and the Compensation Committee have approved and adopted the East West Bancorp Performance-Based Bonus Plan (the "Bonus Plan"), effective as of January 1, 2003, subject to stockholder approval. The purpose of the Bonus Plan is to promote the interests of the Company by providing incentive for participating executive officers who contribute to the improvement of the operating results of the Company and to reward outstanding performance on the part of those individuals whose decisions and actions most significantly affect the growth, profitability and efficient operation of the Company.

        In addition, the Compensation Committee, which is responsible for setting compensation philosophy and administering executive compensation programs, has determined that the interests of stockholders are best served when a significant percentage of executives' compensation is at risk each year. This means that executives' receipt of bonus compensation depends upon the Company's financial results.

        The Board of Directors has determined that it is in the best interests of the Company to submit the material terms of the Bonus Plan to the Company's stockholders for approval so that compensation paid under the Bonus Plan generally will qualify as "performance-based compensation" under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code."). Code Section 162(m) places a limit of $1 million on the amount of compensation that may be deducted by the Company in any taxable year with respect to each "covered employee" within the meaning of Section 162(m). However, "performance-based compensation" within the meaning of Section 162(m) is not subject to the deduction limit. The Bonus Plan is designed to generally provide "performance-based compensation" to each participant. Because bonuses are paid under the Bonus Plan only if the Company's financial or other results meet or exceed certain quantifiable performance goals established by the Compensation Committee, the Company may deduct such bonuses for Federal income tax purposes even if the bonus payments, together with salary, paid to an executive in any one year may exceed $1 million.

        The Bonus Plan is being submitted to the Company's stockholders for approval so that generally bonuses payable to covered employees under the Bonus Plan are fully deductible for federal income tax purposes. The Company's stockholders must approve the Bonus Plan before any bonuses will be paid under the Bonus Plan. If stockholders do not vote in favor of this proposal, the Bonus Plan will not be implemented and no payments will be made to any of the Company's executives under it. If the Bonus Plan is not approved, the Company may not be able to deduct part of the annual compensation that may be paid to Company executives under other plans or arrangements that may exist or may be implemented.

        The following is a description of the material terms of the Bonus Plan including its performance goals. A copy of the Bonus Plan is set forth as Exhibit A to this Proxy Statement. The description below is not intended to be complete and reference should be made to the Bonus Plan as it is proposed for a complete statement of its terms and provisions.

Eligibility and Purposes

        All executive officers of East West Bancorp and its subsidiaries are eligible to participate under the terms of the Bonus Plan. Each year the Compensation Committee will designate the executive officers who are to participate in the Bonus Plan for that year. It is anticipated that initially one person, the CEO of the Company, will participate in the Bonus Plan. The Bonus Plan is intended to provide annual incentive awards for eligible participants in the form of cash, stock, restricted stock (or any combination of the foregoing), in order to enable the Company to attract and retain highly qualified employees.

Administration

        The Bonus Plan will be administered by a Compensation Committee which consists solely of two or more members of the Board of Directors who are intended to qualify as "outside directors" within the meaning of Code Section 162(m).

Bonus Determinations

        For each plan year, the Compensation Committee will establish in writing Company performance goals for the plan year (in no event later than the 90th day of the plan year in question) which will be based on one or more of the following performance measures, and which may be a fixed target, a prior year comparison or a comparison to peer banks selected by the Compensation Committee, for each of the following performance measures:

  Company performance criteria:

    Return on stockholder equity;
    Return on assets;
    Ratio of non-performing assets to total assets;
    Earnings per share;
    Deposits;
    Loans;
    Non-interest income;
    Efficiency ratio; and
    Stock price.

        Each of the foregoing criteria that is financial in nature is defined in the Bonus Plan by reference to the Company's annual audited financial statements with such adjustments as are defined in the Bonus Plan. In determining the Company's performance under each of the above criteria that is based upon income, earnings or profits, such income, earnings or profits will be calculated before taking into account any awards under the Plan, unless otherwise determined by the Compensation Committee.

        For each plan year (in no event later than the 90th day of the plan year), the Compensation Committee will establish a bonus range for each executive officer participating in the Bonus Plan and the forms in which payment of such bonus may be made, whether in cash, stock, or restricted stock, or a combination thereof. By the 90th day of the following year, the Compensation Committee will assess and certify in writing the extent to which the Company has achieved the performance goals for the preceding plan year. The Compensation Committee shall then determine each participant's bonus award under the Plan based solely upon the Company's achievement of the performance goals. A participant's bonus cannot be increased for subjective reasons. The Compensation Committee, however, has the discretion to reduce the amount of any award that would otherwise be payable to a participant based solely upon the achievement of the performance goals. No participant is eligible to receive bonus awards under the Bonus Plan in excess of $3.0 million for any calendar year. The Board of Directors or the Compensation Committee may award bonuses outside the Bonus Plan based on subjective or other criteria.

        Because the potential awards and performance measures for the 2003 fiscal year have not yet been established by the Compensation Committee, there is no method for determining the amount the executive officers of the Company will receive or would have received under the Bonus Plan had such plan been in effect for the 2001 fiscal year.

Amendment or Termination

        The Compensation Committee may amend or terminate the Bonus Plan at any time, subject to Board approval. No amendment which requires stockholder approval to maintain the plan's compliance with Code Section 162(m) will be effective unless the necessary stockholder approval is received.

Federal Income Tax Consequences of Participation

        Under present federal income tax regulations, participants will realize ordinary income equal to the amount of the award received in the year of receipt. The amount received will be the amount of cash received and the fair market value of any unrestricted stock received. The Company will receive a tax deduction for the amount constituting ordinary income to the participant, provided that the Bonus Plan satisfies the requirements of Code Section 162(m), which limits the deductibility of nonperformance-related compensation paid to certain corporate executives. It is the Company's intention that the Bonus Plan be construed and administered in a manner that maximizes the deductibility of compensation for the Company under Code Section 162(m). The regulations under Section 162(m) require that stockholders approve the material terms of the Company's Bonus Plan every five years in order to maintain its status as a performance-based plan.

        Approval of the Bonus Plan requires the affirmative vote of the holders of a majority of the voting power of the shares of Company common stock present in person or represented by proxy and entitled to vote at the Meeting.

        The Board of Directors unanimously recommends a vote FOR the approval of the Performance-Based Bonus Plan. Proxies solicited by the Board of Directors will be so voted unless stockholders specify otherwise in their proxies.

Proposal No. 3
Amendment to 1998 Stock Incentive Plan

        The Board of Directors, subject to approval of the Company's stockholders, has adopted an amendment to The East West Bancorp, Inc. 1998 Stock Incentive Plan (the "Plan") to

  •
  Increase the number of shares that may be issued under the Plan by approximately 1,050,000 shares to 3,500,000 shares.

  •
  Provide for the replenishing of the Plan by increasing as of January 1 of each year starting in 2004 the shares in the Plan by an amount equal to 2% of the outstanding shares of the Company as of the prior December 31; provided that this shall not increase the unissued shares available to be issued under the Plan plus the shares subject to then outstanding Plan awards to an amount in excess of 3,500,000.

  •
  Provide that restricted shares that are forfeited will be made available for grant.

  •
  Prohibit repricing of awards under the Plan without stockholder approval.

  •
  Prohibit the granting of options at less than fair market value.

  •
  Limit the term of awards to seven years.

  •
  Limit the amount of restricted stock, performance shares, performance units, and stock grants that may be awarded in the future under the Plan to 750,000 shares.

  •
  Provide for the ability to issue "performance-based" restricted stock that will be deductible to the Company under Internal Revenue Code Section 162(m).

  •
  Other minor amendments.

        As of August 9, 2002, the 1998 Plan had 54,903 shares of common stock available for grant. Currently, 2,380,492 shares are subject to outstanding options or restricted stock granted under the 1998 Plan, the only plan under which incentive shares to employees, officers and directors are currently outstanding. Th number of outstanding incentive shares represents 10.0% of the currently outstanding shares. 1,548,750 of the incentive shares are options held by executive officers and 83,750 of the incentive shares are options held by non-employee directors.

        Since its adoption in 1998, the Plan has been used primarily for the Company's stock option incentive programs. All full-time employees of the Company have received annual grants of stock options or, in one year, restricted stock under the Company's Spirit of Ownership Program. In addition, most officers of the Company have received additional grants from time to time in connection with their performance reviews.

        The Board of Directors believes that the 1998 Stock Incentive Plan has helped the Company compete for, motivate and retain high-caliber employees and has more closely linked the interests of the employees and the stockholders of the Company by encouraging employees to focus on long-range objectives.

        The Board believes that the existing Stock Incentive Plan and the grants under the Plan have contributed substantially to the success of the Company since its listing as a public company in 1999:

  •
  The Company's stock has risen from $9.625, the closing price when it was first listed on the NASDAQ National Market on February 8, 1999 to $34.52 as of June 30, 2002. The compound annual rate of growth during this period has been 53%.

  •
  The aggregate market value of the Company's stock has risen from approximately $229 million when it was first listed on the NASDAQ National Market on February 8, 1999 to $814 million as of June 30, 2002. The compound annual rate of growth during this period has been 53%.

  •
  Fully diluted earnings per share have risen from $.27 as of the quarter ended December 31, 1998 to $.49 as of the quarter ended June 30, 2002. The compound annual rate of growth during this period has been 22%.

  •
  Net income has risen from $6.5 million as of the quarter ended December 31, 1998 to $12.2 million as of the quarter ended June 30, 2002. The compound annual rate of growth during this period has been 24%.

  •
  Core non-CD deposits, have risen from $441 million as of the quarter ended December 31, 1998 to $1.21 billion as of the quarter ended June 30, 2002. The compound annual rate of growth during this period has been 40%.

  •
  Loans have risen from $1.10 billion as of the quarter ended December 31, 1998 to $2.38 billion as of the quarter ended June 30, 2002. The compound annual rate of growth during this period has been 29%.

  •
  Non-performing assets have been reduced from 0.99% of total assets as of the quarter ended December 31, 1998 to 0.19% of total assets as of the quarter ended June 30, 2002.

        The Board believes that the adoption of the amendment to the Plan would, among other things, enhance the long-term stockholder value of the Company by offering opportunities to the Company's employees, officers, consultants, agents, and advisors to acquire a proprietary interest in the Company and to link their interests and efforts to the long-term interests of the Company's stockholders.

        The Board believes in structuring the compensation of all employees to increase focus on long-term improvements in stockholder returns. For senior executives, it is desired that a material portion of their prospective compensation be in the "at-risk" category and dependent on stockholder returns. At this point, however, there are insufficient shares in the Plan to achieve the Committee's objectives and to continue with the past pattern of granting incentive shares.

        In order to provide for the availability of shares to its employees, non-employee directors, and consultants, the Plan is also being amended to initially add approximately 1,050,000 shares to the Plan reserves so that the outstanding awards and unissued awards will be 3,500,000 shares and then to provide for modest replenishing to take account of anticipated future needs. Each year thereafter, 2% of the Company's outstanding shares (based on the number of outstanding shares as of the prior

December 31) would be added to the Plan. Replenishing shall not cause the total number of shares available for future awards plus the number of shares subject to then outstanding awards under the Plan at any one time to exceed 3,500,000 shares. Restricted shares that are forfeited by participants in the Plan will be added back to the Plan and made available for future grant. For purposes of calculating shares subject to outstanding awards, stock awarded as bonus will be treated as outstanding for one year, and stock awards subject to vesting will be treated as outstanding during any vesting period but not during any additional deferral period.

        The 1998 Plan has been designed to allow the Committee to grant awards that will qualify as "performance-based compensation" under Section 162(m) of the Code and thus be fully deductible.

        The proposed amendment would put certain limits upon the discretion of the Committee in granting awards and administering the Plan. Specifically, the proposed amendment would prohibit the granting of stock options at less than fair market value; the amendment also provides that the exercise price of an option granted under the Plan may not be changed after the date of grant (other than pursuant to the anti-dilution provisions) without the approval of stockholders, and no stock option may be repriced by replacing, re-granting or canceling the option without stockholder approval. The Company has not in the past repriced any options but desires to expressly provide to its stockholders these assurances as how the Plan will be administered.

        The proposed amendment would also limit the term of an award to seven years and would limit the amount of restricted stock, performance shares, performance units, and stock grants that may be awarded in the future under the Plan to 750,000 shares.

        Set forth below is a summary of certain important features of the amended Plan, which summary is qualified in its entirety by reference to the full text of the Plan, as amended, which is published in the proxy statement as Exhibit B. Changes in the Plan are indicated in italics.

Description of the Plan

        GENERAL.    Under the 1998 Employee Stock Incentive Plan, officers, directors, employees and consultants of the Company and its subsidiaries are eligible to receive shares of Company common stock or other securities or benefits with a value derived from the value of Company common stock.

        The purpose of the Plan is to enable the Company to attract, retain and motivate officers, directors, employees and consultants by providing for or increasing their proprietary interests in the Company and, in the case of non-employee directors, to attract such directors and further align their interests with those of the Company's stockholders by providing or increasing their proprietary interests in the Company.

        ADMINISTRATION.    The Stock Incentive Plan is administered by a committee of two or more non-employee directors appointed by the Board, each of whom is intended to qualify as an "outside director" within the meaning of Section 162(m) and a "non-employee director" under SEC rule 16b-3. The Board of Directors may act in lieu of the Committee. The Compensation Committee has a wide degree of flexibility in determining the terms and conditions of awards and the number of shares to be issued pursuant thereto, including conditioning the receipt or vesting of awards upon the achievement by the Company of specified performance criteria. The expenses of administering the Plan are borne by the Company.

        The Committee decides whether and to what extent awards will be structured to conform with Code Section 162(m) requirements applicable to performance-based compensation. The Committee may determine that any award of restricted stock or performance units will be granted or will vest on the basis of the achievement of performance goals. In order for such awards to be fully deductible without regard to the limitations of Code Section 162(m), such performance goals must be objective and will be based solely upon one or more of the following performance measures: return on stockholder equity; return on assets; ratio of non-performing assets to total assets; earnings per share; deposits; loans; non-interest income; and efficiency ratio ("Performance Criteria"). Performance measures may relate to the Company and/or one or more of its subsidiaries, one or more of its divisions or units or any combination of the foregoing, on a consolidated or nonconsolidated basis, and may be applied on an absolute basis, in comparison to past performance, or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee determines.

        In order for such a performance-based award to be fully deductible without regard to the limitations of Code Section 162(m), the Committee must establish the performance goals no later than 90 days after the beginning of the period for which such performance goal relates (or such later date as may be permitted under applicable Code Section 162(m) tax regulations) and the Committee may for any reason reduce (but not increase) any award, notwithstanding the achievement of a specified goal. Any payment of an award granted with performance goals will be conditioned on the written certification of the Committee in each case that the performance goals and any other material conditions were satisfied.

        TERMS OF AWARDS; PER-PERSON LIMITS.    The Plan authorizes the Company to enter into any type of arrangement with an eligible recipient that, by its terms, involves or might involve the issuance of Company common stock or any other security or benefit with a value derived from the value of Company common stock. Awards are not restricted to any specified form or structure and may include, without limitation, sales or bonuses of stock, restricted stock, stock options, reload stock options, stock purchase warrants, other rights to acquire stock, securities convertible into or redeemable for stock, stock appreciation rights, phantom stock, dividend equivalents, performance units or performance shares. An award may consist of one such security or benefit or two or more of them in tandem or in the alternative. Awards to any one person during any calendar year may cover no more than 1,902,000 shares of Company common stock.

        If an award is denominated in cash but paid out in shares, so that the maximum number of shares issuable cannot be determined at the date of the grant, the award will count against the share limit at the date of grant based on the number of shares having a market value equal to the maximum cash amount earnable under the award, regardless of the number of shares paid out.

        An award granted under the Plan may include a provision accelerating the receipt of benefits upon the occurrence of specified events, such as a change of control of the Company or a dissolution, liquidation, merger, reclassification, sale of substantially all of the property and assets of the Company or other significant corporate transactions. The Company may grant options that either are intended to be incentive stock options or non-qualified stock options. Awards to consultants and non-employee directors may only be non-qualified stock options. The Committee shall have the right to accelerate the vesting of all Awards.

        AMENDMENT OR TERMINATION.    Subject to limitations imposed by law, the Board of Directors may amend or terminate the Plan at any time and in any manner. However, no such amendment or termination may deprive the recipient of an award previously granted under the Plan of any rights thereunder without his consent.

        Awards may not be granted under the Plan after the tenth anniversary of the adoption of the Plan, which anniversary will be on June 28, 2008. Although any award that was duly granted on or prior to such date may thereafter be exercised or settled in accordance with its terms, no shares of Company common stock may be issued pursuant to any award after June 28, 2015.

Federal Income Tax Consequences of the Plan

        The following discussion is only a summary of the principal federal income tax consequences of the Awards to be granted under the Plan, and is based on existing federal law (including administrative regulations and rulings) which is subject to change, in some cases retroactively. This discussion is also qualified by the particular circumstances of individual participants, which may substantially alter or modify the federal income tax consequences herein discussed. Because of the wide range of Awards that may be made under the Plan, the following discussion is confined to the most common forms of Awards likely to be made. In addition, the following discussion does not address state, local or foreign income taxes or any taxes other than income taxes.

        INCENTIVE STOCK OPTIONS.    Generally under present law, when an option qualifies as an incentive stock option under Section 422 of the Code: (i) an optionee will not recognize taxable income either upon the grant or the exercise of the option, (ii) any gain or loss upon a qualifying disposition of the shares acquired by the exercise of the option will be treated as capital gain or loss, and (iii) no deduction will be allowed to the Company for federal income tax purposes in connection with the grant or exercise of an incentive stock option or a qualifying disposition of the shares. A disposition by an optionee of stock acquired upon exercise of an incentive stock option will constitute a qualifying disposition if it occurs more than two years after the grant of the option, and more than one year after the transfer of the shares to the optionee. If such stock is disposed of by the optionee before the expiration of those time limits, the transfer may be a "disqualifying disposition," in which case the optionee will recognize ordinary income equal to the lesser of (i) the aggregate fair market value of the shares as of the date of exercise less the option price, or (ii) the amount realized on the disqualifying disposition less the option price. The Company would become entitled to a corresponding deduction, subject to satisfaction of any applicable withholding or reporting obligations, in the amount of the optionee's ordinary income. Ordinary income from a disqualifying disposition will constitute ordinary compensation income. Any gain in addition to the amount reportable as ordinary income on a "disqualifying disposition" generally will be capital gain. The Company is not entitled to a deduction for any gain on disposition of the shares that is capital gain.

        Upon the exercise of an incentive stock option, the difference between the fair market value of the stock subject to the exercised option on the date of exercise and the option exercise price is treated as an adjustment to taxable income in that taxable year for alternative minimum tax purposes, as are a number of other items specified by the Code. Such adjustments (along with tax preference items) form the basis for the alternative minimum tax (presently at graduated rates for individuals), which may apply depending on the amount of the computed "regular tax" of the employee for that year. Under certain circumstances the amount of alternative minimum tax is allowed as a carryforward credit against regular tax liability in subsequent years. The Company does not obtain a deduction due to an optionee's incurrence of the alternative minimum tax.

        NON-QUALIFIED STOCK OPTIONS.    In the case of stock options which do not qualify as an incentive stock option (non-qualified stock options), no income generally is recognized by the optionee at the time of the grant of the option. The optionee generally will recognize ordinary income at the time the non-qualified stock option is exercised equal to the aggregate fair market value of the shares acquired less the option price. Ordinary income from a non-qualified stock option will constitute compensation for which withholding and reporting may be required under federal and state law.

        Subject to special rules applicable when an optionee uses stock of the Company to exercise an option, shares acquired upon exercise of a non-qualified stock option will have a tax basis equal to their fair market value on the exercise date or other relevant date on which ordinary income is recognized and the holding period for the shares generally will begin on the date of exercise or such other relevant date. Upon subsequent disposition of the shares, the optionee generally will recognize capital gain or loss. Provided the optionee holds the shares for more than one-year prior to disposition, such gain or loss will be long-term capital gain or loss. The maximum individual federal tax rate on long-term capital gain currently is 20%.

        The Company generally will be entitled to a deduction equal to the ordinary income (i.e., compensation) recognized by the optionee in connection with the exercise of a non-qualified stock option provided that the Company complies with any applicable withholding or reporting requirements of federal and state law. The Company does not obtain a deduction with respect to any capital gain on disposition of the shares.

        OPTIONS TO NON-EMPLOYEE DIRECTORS.    These options are non-qualified stock options for tax purposes, and the tax rules applicable to them are the same as the rules for non-qualified stock options described above. However, since the optionees are not employees, income tax withholding would not be required in order for the Company to qualify for its income tax deduction.

        STOCK APPRECIATION RIGHTS (SARS).    A recipient of a stock appreciation right will be taxed (and the Company will receive a corresponding deduction) when the recipient exercises the stock appreciation right. Income generated by such exercise will be ordinary compensation income and will be measured by the amount of cash received or the then-current fair market value of the stock received upon such event. In the case of an SAR granted to an employee, the Company will have withholding and reporting obligations.

        RESTRICTED STOCK.    The income and deduction events in the case of restricted stock grants generally are deferred until the restrictions on the stock lapse. At that time, the recipient would report as ordinary compensation income the difference between the then-current fair market value of the stock and the amount (if any) paid for the stock. Subject to applicable withholding or reporting obligations, the Company is entitled to a corresponding deduction. The recipient may elect to report the income with respect to the restricted stock upon its receipt rather than at the time of the lapse of the restrictions. In such case, the valuation used for income and deduction purposes is the value of the restricted stock at the time of receipt, disregarding any restrictions other than those that will never lapse. Subject to satisfaction of any applicable withholding or reporting obligations, the Company's deduction also would be accelerated in the event of such an election.

        PERFORMANCE SHARES AND PERFORMANCE UNITS.    A recipient of a performance share or performance unit will be taxed (and the Company will receive a corresponding deduction) when the recipient receives payout at the end of the performance period and any deferral period. The recipient will have ordinary compensation income measured by the cash received and/or the then-current fair market value of the stock received upon such event. In the case of a performance share or performance unit granted to an employee, the Company will have withholding and reporting obligations.

        RESTRICTION ON DEDUCTIONS.    Not every amount paid as compensation for services is currently deductible. For example, two restrictions potentially applicable to deductions for executive compensation payments are the restriction on deduction of so-called "excess parachute payments" and the Code Section 162(m) deduction limit of $1,000,000 per year for certain executive compensation (discussed earlier herein). Whether any such restrictions will apply to specific payments of compensation by the Company cannot be predicted at this time.

        Approval of the amendment to the Plan will require the affirmative vote of a majority of the outstanding shares of stock present in person or by proxy and entitled to vote at the meeting. If the stockholders do not approve the amendment to the Plan, the amendment will not be adopted.

        The Board has unanimously adopted resolutions approving the amendments set forth above, declaring their advisability and directing that the proposed amendment be submitted to the stockholders for their approval.

        The Board of Directors recommends that stockholder's vote FOR this proposal. Proxies solicited by the Board of Directors will be so voted unless stockholders specify otherwise in their proxies.

PROPOSALS OF STOCKHOLDERS

        Proposals of Stockholders intended to be included in the proxy materials for the 2002 Annual Meeting of Stockholders must be received by the Secretary of East West Bancorp, Inc., 415 Huntington Drive, San Marino, California 91108, by November 15, 2002.

        Under Rule 14a-8 adopted by the Securities and Exchange Commission under the Exchange Act, proposals of stockholders must conform to certain requirements as to form and may be omitted from the proxy statement and proxy under certain circumstances. In order to avoid unnecessary expenditures of time and money by stockholders and by East West Bancorp, stockholders are urged to review this rule and, if questions arise, to consult legal counsel prior to submitting a proposal.

        SEC rules also establish a different deadline for submission of stockholder proposals that are not intended to be included in East West Bancorp's proxy statement with respect to discretionary voting (the "Discretionary Vote Deadline"). The Discretionary Vote Deadline for the year 2003 annual meeting is February 21, 2003 (45 calendar days prior to the anniversary of the mailing date of the proxy statement for the 2002 annual meeting). If a stockholder gives notice of such a proposal after the Discretionary Vote Deadline, proxy holders will be allowed to use their discretionary voting authority to vote against the stockholder proposal without discussion when and if the proposal is raised at the year 2003 annual meeting.

OTHER BUSINESS

        Management knows of no business, which will be presented for consideration at the Meeting other than as stated in the Notice of Meeting. If, however, other matters are properly brought before the Meeting, it is the intention of the Proxy holders to vote the shares represented thereby on such matters in accordance with the recommendation of the Board of Directors and authority to do so is included in the Proxy.

EAST WEST BANCORP, INC.

Douglas P. Krause Executive Vice President, General Counsel, and Corporate Secretary
San Marino, California August 14, 2002

Exhibit A
EAST WEST BANCORP, INC.
PERFORMANCE-BASED BONUS PLAN

        This Performance-Based Bonus Plan ("Plan") of East West Bancorp, Inc. ("East West") and its subsidiaries (collectively, the "Company") is adopted for the purposes of providing objective compensation programs for executive officers of East West and its subsidiaries. The Plan is intended to comply with the requirements of Section 162(m)(4)(C) of the Internal Revenue Code of 1986, as amended ("IRC"), and the related income tax regulations issued thereunder. The Plan is effective January 1, 2003; provided, however, that no Bonus Award (as defined below) shall be paid pursuant to this Plan unless and until the Plan is approved by the Company's stockholders.

1.    Eligibility

        Each Executive Officer of the Company is eligible to participate in the Plan if the executive officer's participation for a calendar year (or portion of such calendar year) ("Plan Year") is approved by the Compensation Committee of the Board of Directors of East West ("Committee"). Executive officers so approved by the Committee shall be referred to herein as "Participants".

2.    Bonus Award

        2.1  For each Plan Year, each Participant shall be eligible to receive a payment in cash, stock, restricted stock or other incentive stock, or any combination thereof ("Bonus Award"), in accordance with the terms provided herein and any other terms established by the Committee. To determine a Participant's Bonus Award, the Committee shall establish a) Company performance goals for the Plan Year, which may be a fixed target, a prior year comparison, or a comparison to peer banks selected by the Committee, and which will be based solely upon one or more of the following performance measures: return on stockholder equity; return on assets; ratio of non-performing assets to total assets; earnings per share; deposits; loans; non-interest income; efficiency ratio; and stock price ("Performance Criteria"), b) a "Bonus Range" for each Participant for the Plan Year, c) the amount within a Participant's Bonus Range that will be payable to a Participant based upon the achievement of the Performance Criteria for the Plan Year, and d) the form of payment, whether in cash, stock, or restricted stock, or a combination thereof, or the manner in which each Participant may select such form of payment. The terms described in the preceding sentence must be established in writing by the 90th day of the Plan Year, and such terms shall not thereafter be changed, except as permitted by paragraph 2.2.

        2.2  Performance Criteria may relate to East West and/or one of its subsidiaries, one or more of its divisions or units or any combination of the foregoing, on a consolidated or nonconsolidated basis, as the Committee determines. For purposes of the Plan, each of the Performance Criteria involving a financial measure shall be as set forth in the Company's year-end financial statements and balance sheet, with such adjustments as are set forth below. For purposes of the Plan, each of the above criteria that is based upon income, earnings or profits of the Company, shall be calculated before taking into account any Bonus Award paid or payable under this Plan unless otherwise determined by the Committee. In establishing Performance Criteria for any Plan Year, the Committee may elect to adjust the Performance Criteria to include or exclude changes in accounting principles but may not make other changes to the Performance Criteria.

        2.3  By the 90th day of each year, the Committee shall assess the extent to which the Company has achieved the Performance Criteria for the preceding Plan Year, based on the Company's results. The Committee shall then determine each Participant's Bonus Award based upon the terms established under paragraph 2.1 above. The Committee, however, has the discretion to reduce the amount of a Participant's Bonus Award determined under the preceding sentence. The Committee's determination shall be consistent with IRC Section 162(m)(4)(C) and the related regulations described above. No Participant shall receive a Bonus Award in excess of $3.0 million for all Plan Years ending within any one calendar year.

        2.4  If an executive officer's participation in the Plan becomes effective after January 1 of a Plan Year, the Committee shall establish a prorated Bonus Range for such Participant based on the number of full and partial months remaining in the Plan Year after he or she becomes a Participant. To the extent applicable, the determination of such prorated Bonus Range and the related Performance Criteria shall be consistent with IRC Section 162(m)(4)(C) and the related regulations described above.

        2.5  Nothing in this Plan shall be interpreted to preclude the Company from granting awards, or paying compensation outside the parameters of, this Plan including, without limitation, base salaries, awards under any other incentive plan (whether or not approved by stockholders), discretionary bonuses or other incentive compensation (whether or not based on the attainment of pre-established performance objectives) or retention or other special payments, whether or not deductible for Federal, State or local income tax purposes by reason of Section 162(m) of the Code or otherwise.

3.    Payment

        3.1  Except as otherwise determined by the Committee and except with respect to Participants who have filed deferral elections pursuant to paragraph 3.4, all Bonus Awards will be paid in cash, stock, restricted stock, or any combination thereof, as soon as possible following determination of Bonus Awards by the Committee.

        3.2  Payment of any Bonus Award that is to be paid in stock, restricted stock or other incentive stock shall be made by grant pursuant to the East West Bancorp, Inc. 1998 Stock Incentive Plan or another equity plan of East West Bank that may hereafter be implemented.

        3.3  No Participant will be eligible to receive a Bonus Award for a Plan Year unless he or she continues to be employed by the Company through February 1 of the following year except for death, disability, retirement after 20 years of service, or termination following a change of control. "Change in Control" shall mean the first to occur of the following events:

  (i)
  any date upon which the directors of East West who were last nominated by the Board of Directors (the "Board") for election as directors cease to constitute a majority of the directors of East West;

  (ii)
  the date of the first public announcement that any person or entity, together with all Affiliates and Associates (as such capitalized terms are defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of such person or entity, shall have become the Beneficial Owner (as defined in Rule 13d-3 promulgated under the Exchange Act) of voting securities of East West representing 25% or more of the voting power of East West (as a "25% Stockholder"); provided, however, that the terms "person" and "entity," as used in this clause shall not include (1) East West or any of its subsidiaries, (2) any employee benefit plan of East West or any of its subsidiaries, (3) any entity holding voting securities of East West for or pursuant to the terms of any such plan, (4) any person or entity if the transaction that resulted in such person or entity becoming a 25% Stockholder was approved in advance by the Board or (5) any person or entity who is a 25% Stockholder on the date of adoption of the Plan by the Board; or

  (iii)
  a reorganization, merger or consolidation of East West (other than a reorganization, merger or consolidation the sole purpose of which is to change East West's domicile solely within the United States) the consummation of which results in East West's outstanding securities of any class being exchanged for or converted into cash, property or a different kind of securities; provided, however, that a Change in Control shall not be deemed to occur if, as a result of such reorganization, merger or consolidation of the Company, the beneficial ownership of the Company is unchanged from what it was immediately prior to such reorganization, merger or consolidation.

        3.4  Participants may elect to defer payment of Bonus Awards for any Plan Year in accordance with any deferred compensation plan of the Company that is in effect on the first day of the Plan Year.

4.    Amendment

        4.1  The Compensation Committee may amend or terminate the Bonus Plan at any time, subject to approval of the Board of Directors. No amendment which requires stockholder approval to maintain the Bonus Plan's compliance with Section 162(m) will be effective unless the necessary stockholder approval is received.

Exhibit B
EAST WEST BANCORP, INC.
1998 STOCK INCENTIVE PLAN
(As Amended)

Section 1. PURPOSE OF PLAN

        The purpose of this 1998 Stock Incentive Plan ("Plan") of East West Bancorp, Inc., a Delaware corporation (the "Company"), is to enable the Company and its subsidiaries to attract, retain and motivate their employees and consultants by providing for or increasing the proprietary interests of such employees and consultants in the Company, and to enable the Company and its subsidiaries to attract, retain and motivate nonemployee directors and further align their interests with those of the stockholders of the Company by providing for or increasing the proprietary interest of such directors in the Company.

Section 2. PERSONS ELIGIBLE UNDER PLAN

        Each of the following persons (each, a "Participant") shall be eligible to be considered for the grant of Awards (as hereinafter defined) hereunder: (1) any employee of the Company or any of its subsidiaries, including any director who is also such an employee, (2) any director of the Company or any of its subsidiaries who is not also an employee of the Company or any of its subsidiaries (a "Nonemployee Director") and (3) any consultant of the Company or any of its subsidiaries.

Section 3. AWARDS

        (A)  The Committee (as hereinafter defined), on behalf of the Company, is authorized under this Plan to enter into any type of arrangement with a Participant that is not inconsistent with the provisions of this Plan and that, by its terms, involves or might involve the issuance of (i) shares of common stock of the Company ("Common Shares") or (ii) a Derivative Security (as such term is defined in Rule 16a-1 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as such rule may be amended from time to time) with an exercise or conversion privilege at a price related to the Common Shares or with a value derived from the value of the Common Shares. The entering into of any such arrangement is referred to herein as the "grant" of an "Award." For purposes of calculating shares subject to outstanding Awards in Section 4, a grant of shares not subject to forfeiture shall be considered an "Award" for one year after grant, and a grant of any Award involving the delayed delivery of shares shall cease to be deemed an outstanding Award at the time of exercise in the case of an Option or SAR or at the time the risk of forfeiture lapses in the case of any other Award (regardless of any further deferral of delivery of the shares).

        (B)  Awards are not restricted to any specified form or structure and may include, without limitation, sales or bonuses of stock, restricted stock, stock options, reload stock options, stock purchase warrants, other rights to acquire stock, securities convertible into or redeemable for stock, stock appreciation rights, phantom stock, dividend equivalents, performance units or performance shares, and an Award may consist of one such security or benefit, or two or more of them in tandem or in the alternative.

        (C)  Awards may be issued, and Common Shares may be issued pursuant to an Award, for any lawful consideration as determined by the Committee, including, without limitation, services rendered by the recipient of such Award.

        (D)  Awards of stock or restricted stock may be granted under this Plan in payment of Bonus Awards under the East West Bancorp, Inc. Performance-Based Bonus Plan or any other bonus plan upon the satisfaction of performance goals established by the Company's Compensation Committee pursuant to the terms and conditions of such other plan.

        (E)  Subject to the provisions of this Plan, the Committee, in its sole and absolute discretion, shall determine all of the terms and conditions of each Award granted under this Plan, which terms and conditions may include, among other things:

  (i)
  a provision permitting the recipient of such Award, including any recipient who is a director or officer of the Company, to pay the purchase price of the Common Shares or other property issuable pursuant to such Award, in whole or in part, by any one or more of the following:

  (a)
  the delivery of cash;

  (b)
  the delivery of other property deemed acceptable by the Committee;

  (c)
  the delivery of previously owned shares of capital stock of the Company (including "pyramiding") or other property; or

  (d)
  a reduction in the amount of Common Shares or other property otherwise issuable pursuant to such Award;

  (ii)
  a provision conditioning or accelerating the receipt of benefits pursuant to such Award, either automatically or in the discretion of the Committee, upon the occurrence of specified events, including, without limitation, a change of control of the Company (as defined by the Committee), an acquisition of a specified percentage of the voting power of the Company, the dissolution or liquidation of the Company, a sale of substantially all of the property and assets of the Company or an event of the type described in Section 8 hereof; or

  (iii)
  a provision required in order for such Award to qualify as an incentive stock option under Section 422 of the Internal Revenue Code (an "Incentive Stock Option"); provided, however, that no Award issued to any consultant or any Nonemployee Director may qualify as an Incentive Stock Option.

        (F)  Notwithstanding the foregoing, the Committee shall be subject to the following restrictions in the granting Awards under the Plan:

  (i)
  The exercise price of each stock option will not be less than 100% of the Fair Market Value (as defined below) of a share of common stock as of the Pricing Date (as defined below) (110% of the Fair Market Value of a share of common stock as of the Pricing Date for an incentive stock option optionee who owns more than ten percent of the voting power of all classes of stock of either the Company or any "parent" or "subsidiary" of the Company as defined in Code Section 424). "Fair Market Value" means, as of any date of determination, the most recent closing price per share of the common stock as published in The Wall Street Journal unless otherwise determined by the Committee. "Pricing Date" means the date on which a stock option is granted, however, for non-qualified stock options the Committee may specify as the Pricing Date the date on which the options are approved if individual grants will be made at a later time or the date on which an optionee is hired or promoted (or some similar event).

  (ii)
  Other than for adjustments set forth in Section 8 hereof (relating to adjustments due to certain corporate transactions), the exercise price of a stock option may not be changed subsequent to the date of grant of the stock option unless approved by the stockholders of the Company. In addition, a stock option may not be repriced subsequent to its date of grant by canceling or surrendering options and within six months replacing or re-granting stock options to the same optionee at a lower price, unless such repricing is approved by the Company's stockholders.

  (iii)
  The term of any stock option or other Award granted under the Plan after July 17, 2002 shall not exceed seven years from the date of grant.

        (G)  The Committee will have the authority to accelerate the vesting of any Award previously granted under this Plan.

        (H)  Notwithstanding anything to the contrary contained in this Section 3, neither an Award nor any interest therein may be sold, assigned, transferred, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner other than by will or the laws of descent and distribution.

        (I)  All certificates evidencing Awards or Common Shares issued pursuant thereto should bear any legend determined by the Board or the Committee to be necessary or appropriate.

Section 4. STOCK SUBJECT TO PLAN

        (A)  At any time, the aggregate number of Common Shares issued and issuable pursuant to all Awards (including all Incentive Stock Options) outstanding as of July 17, 2002 and all Awards granted thereafter under this Plan shall not exceed 3,500,000, which amount shall be increased as of each January 1 (commencing on January 1, 2004) by an amount equal to two percent (2%) of the shares of Common Stock outstanding on the immediately preceding December 31, provided, however, such increase shall not cause the total of shares subject to outstanding Awards plus shares available for future Awards to exceed 3,500,000 shares. The maximum number of shares for Awards of restricted stock, performance shares, performance units and grants of stock that may be granted under the Plan after July 17, 2002 shall be 750,000 in aggregate amount, subject to paragraph (B) below. The maximum number of Common Shares with respect to which Awards may be granted to any person during a calendar year shall be 1,902,000 shares. In the case of a cash-denominated Award to be settled in shares (such that the maximum number of shares issuable cannot be determined at the date of the grant), this limitation will apply to the Awards at grant by deeming the Award to cover the number of shares having a then Fair Market Value equal to the maximum cash amount earnable under the Award. The foregoing shall all be subject to adjustment as provided in Section 8 hereof.

        (B)  Shares subject to Awards under the Plan which expire, terminate, or are canceled prior to exercise or, in the case of awards of restricted stock, do not vest shall thereafter be available for the granting of other awards. The payment of cash dividends and dividend equivalents paid in cash in conjunction with outstanding awards shall not be counted against the shares available for issuance.

Section 5. DURATION OF PLAN

        No Awards shall be made under this Plan after June 25, 2008. Although Common Shares may be issued after June 25, 2008 pursuant to Awards made prior to such date, no Common Shares shall be issued under this Plan after June 25, 2015.

Section 6. PERFORMANCE-BASED COMPENSATION

        (A)  The Committee may, in its sole discretion, make Awards to Participants intended to comply with the "performance-based" compensation requirements of Internal Revenue Code Section 162(m). The granting or vesting of such Awards will be determined based on the attainment of objective written performance goals for a performance period specified by the Committee. The performance goal will state, in terms of an objective formula or standard, the method for computing the granting or vesting of the Award if the goal is attained. The performance goals must be established by the Committee in writing no later than 90 days after the commencement of the performance period or, if less, the number of days which is equal to 25% of the relevant performance period. Performance goals will be based on the attainment of one or more performance measures described below. To the degree consistent with Internal Revenue Code Section 162(m), the performance goals may be calculated without regard to extraordinary items. The Committee must certify in writing prior to the payment of performance-based compensation attributable to Awards of Restricted Stock and/or Performance Units that the performance goals applicable to such Awards, as well as any other material terms applicable to such Awards, were satisfied.

        (B)  The Committee shall establish Company performance goals for the granting or vesting of "performance-based" Awards, which may be a fixed target, comparison to a prior period, or a comparison to peer banks selected by the Committee, and which will be based solely upon one or more of the following performance measures: return on stockholder equity; return on assets; ratio of non-performing assets to total assets; earnings per share; deposits; loans; non-interest income; efficiency ratio; and stock price ("Performance Criteria"). Performance measures may relate to the Company and/or one or more of its subsidiaries, one or more of its divisions or units or any combination of the foregoing, on a consolidated or nonconsolidated basis, and may be applied on an absolute basis or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee determines. For purposes of the Plan, each of the Performance Criteria shall be as set forth in the Company's year-end financial statements and balance sheet, with such adjustments as are set forth below. For purposes of the Plan, each of the above criteria that is based upon income, earnings or profits of the Company, shall be calculated before taking into account any Bonus Award paid or payable under this Plan unless otherwise determined by the Committee. In establishing performance criteria for any Plan Year, the Committee may elect to adjust the Performance Criteria to include or exclude changes in accounting principles but may not make other changes to the Performance Criteria.

Section 7. ADMINISTRATION OF PLAN

        (A)  This Plan shall be administered by a committee (the "Committee") of the Board of Directors of the Company (the "Board") consisting of two or more non-employee directors of the Company. In selecting directors for the Committee, it is intended that such directors shall qualify as "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code and "Non-Employee Directors" within the meaning of Rule 16b-3, but no action of the Committee shall be void or voidable based on any failure of a member to so qualify. Any action of the Committee may be taken instead by the Board of Directors, and any grant of an Award to a Nonemployee Director shall be subject to approval of the Board.

        (B)  Subject to the provisions of this Plan, the Committee shall be authorized and empowered to do all things necessary or desirable in connection with the administration of this Plan, including, without limitation, the following:

  (i)
  adopt, amend and rescind rules and regulations relating to this Plan;

  (ii)
  determine which persons are Participants and to which of such Participants, if any, Awards shall be granted hereunder;

  (iii)
  grant Awards to Participants and determine the terms and conditions thereof, including the number of Common Shares issuable pursuant thereto;

  (iv)
  determine whether, and the extent to which, adjustments are required pursuant to Section 8 hereof;

  (v)
  interpret and construe this Plan and the terms and conditions of any Award granted hereunder; and

  (vi)
  certify in writing prior to payment of compensation that the performance goals and any other material terms of an Award were in fact satisfied. For this purpose, approved minutes of the Committee meeting in which the certification is made are treated as a written certification.

        (C)  Unless prohibited by applicable law or the applicable rules of a stock exchange, the Committee may allocate all or some of its responsibilities and powers to any one or more of its members and also may delegate all or some of its responsibilities and powers to any person or persons it selects. The Committee may revoke any such allocation or delegation at any time.

Section 8. ADJUSTMENTS

        If the outstanding securities of the class then subject to this Plan are increased, decreased or exchanged for or converted into cash, property or a different number or kind of securities, or if cash, property or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, merger, consolidation, recapitalization, restructuring, reclassification, dividend (other than a regular cash dividend) or other distribution, stock split, reverse stock split or the like, or if substantially all of the property and assets of the Company are sold, then, unless the terms of such transaction shall provide otherwise, the Committee shall make appropriate and proportionate adjustments in (i) the number and type of shares or other securities or cash or other property that may be acquired pursuant to Awards theretofore granted under this Plan and (ii) the maximum number and type of shares or other securities that may be issued pursuant to Awards thereafter granted under this Plan under each limit (including the per person limit) specified in section 4.

Section 9. AMENDMENT AND TERMINATION OF PLAN

        The Board may amend or terminate this Plan at any time and in any manner, except for the provisions of the Plan which specify that certain actions or matters must be approved by the stockholders, and provided that no such amendment or termination shall deprive the recipient of any Award theretofore granted under this Plan, without the consent of such recipient, of any of his or her rights thereunder or with respect thereto.

Section 10. EFFECTIVE DATE OF PLAN

        This Plan as amended shall be effective as of the latter of the date upon which it was approved by the Board of Directors of the Company and the date on which it was approved by the holders of a majority of the voting securities of the Company.

Section 11. GOVERNING LAW

        This Plan and any Award granted hereunder shall be governed by and construed and enforced in accordance with the laws of the State of California without reference to choice or conflict of law principles.

REVOCABLE PROXY
East West Bancorp, Inc.
Special Meeting of Stockholders — September 20, 2002

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

        The undersigned stockholder(s) of East West Bancorp, Inc. (the "Company") hereby nominates, constitutes and appoints Julia Gouw and Douglas P. Krause, and each of them, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of the Company which the undersigned is entitled to vote at the Special Meeting of Stockholders of the Company (the "Meeting") to be held at 415 Huntington Drive, San Marino, California at 8:00 a.m., on September 20, 2002, and any adjournments thereof, as fully and with the same force and effect as the undersigned might or could do if personally present thereat, as follows:         THE BOARD OF DIRECTORS RECOMMENDS A VOTE OF "FOR" THE PROPOSALS LISTED BELOW. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY SHALL BE VOTED BY THE PROXYHOLDERS IN ACCORDANCE WITH THE RECOMMENDATIONS OF A MAJORITY OF THE BOARD OF DIRECTORS.

East West Bancorp, Inc.
PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY

        This Proxy will be voted "FOR" the following proposals if the proxy card is signed but no choice is made unless authority to do so is withheld.

1.	Approval of amendment to Certificate of Incorporation increasing the authorized shares of Common Stock.	For ☐	Against ☐	Abstain ☐
2.	Approval of Performance-Based Bonus Plan	For ☐	Against ☐	Abstain ☐
3.	Approval of amendment to 1998 Stock Incentive Plan increasing the shares available, prohibiting repricing, prohibiting below market grants, and other matters	For ☐	Against ☐	Abstain ☐

PLEASE SIGN AND DATE ON REVERSE SIDE

The undersigned hereby ratifies and confirms all that said attorneys and proxyholders, or either of them, or their substitutes, shall lawfully do or cause to be done by virtue hereof, and hereby revokes any and all proxies heretofore given by the undersigned to vote at the Meeting. The undersigned hereby acknowledges receipt of the Notice of Special Meeting and the Proxy Statement accompanying said notice.

(Please date this Proxy and sign your name as it appears on your stock certificates. Executors, administrators, trustees, etc., should give their full titles. All joint owners should sign.)
I (We) [ ] do [ ] do not expect to attend the Meeting.
Dated:	, 2002.

Signature
Signature

PLEASE SIGN, DATE AND RETURN THIS PROXY AS PROMPTLY AS POSSIBLE IN THE POSTAGE PREPAID ENVELOPE PROVIDED.

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GENERAL INFORMATION
BENEFICIAL STOCK OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT
COMPENSATION OF DIRECTORS
COMPENSATION OF EXECUTIVE OFFICERS
Option/SAR Grants in the Last Fiscal Year
Proposal No. 1 Amendment to Certificate of Incorporation to Increase Authorized Shares
Proposal No. 2 Approval of the Performance-Based Bonus Plan
Proposal No. 3 Amendment to 1998 Stock Incentive Plan
PROPOSALS OF STOCKHOLDERS
OTHER BUSINESS
Exhibit A EAST WEST BANCORP, INC. PERFORMANCE-BASED BONUS PLAN
Exhibit B EAST WEST BANCORP, INC. 1998 STOCK INCENTIVE PLAN (As Amended)